As filed with the Securities and Exchange Commission on October 7, 2004

                                                     Registration No. 333-______

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-8
             Registration Statement under the Securities Act of 1933
                                 ---------------

                         DIGITAL LIFESTYLES GROUP, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                         13-3779546
 (State or other jurisdiction                             (I.R.S. employer
of incorporation or organization)                       identification number)

                          1001 S. Capital of Texas Hwy.
                              Building I, Suite 200
                               Austin, Texas 78746
          (Address, including zip code, of principal executive offices)
                        -------------------------------

                            2004 Stock Incentive Plan
                   Stock Option Agreement with Kent A. Savage
                            (Full title of the plan)
                        -------------------------------

                             J. William Wilson, Esq.
                  Vice President, General Counsel and Secretary
                          1001 S. Capital of Texas Hwy.
                              Building I, Suite 200
                                Austin, TX 78746
                                 (512) 617-8282

 (Name, address and telephone number, including area code, of agent for service)

                        -------------------------------

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                                     Proposed     Proposed Maximum
                Title of                          Amount             Maximum         Aggregate
               Securities                         to be           Offering Price      Offering          Amount of
            to be Registered                Registered (1) (2)     Per Share (3)      Price (3)      Registration Fee
------------------------------------------------------------------------------------------------------------------------

Common Stock, par value $0.03 per share
issuable under the 2004 Stock Incentive
Plan                                         3,500,000 shares         $0.60        $2,083,144.15         $263.93
------------------------------------------------------------------------------------------------------------------------

Common Stock, par value $0.03 per share,
issuable under the Stock Option
Agreement between the Company and
Kent A. Savage                               3,309,587 shares         $1.01        $3,342,682.87         $423.52
------------------------------------------------------------------------------------------------------------------------

                                             6,809,587 shares         $0.80        $5,425,827.02         $687.45
TOTAL
------------------------------------------------------------------------------------------------------------------------

(1) This registration statement on Form S-8 (this "Registration Statement") covers shares of common stock, par value $0.03 per share (the "Common Stock") of Digital Lifestyles Group, Inc. (the "Company") that are issuable: (i) upon stock awards to be granted or upon exercise of options under the Company's 2004 Stock Incentive Plan (the "Plan"), and (ii) upon a stock option granted to Kent A. Savage to purchase shares of the Company's Common Stock pursuant to the Stock Option Agreement dated January 15, 2004 between the Company and Kent
          A. Savage.

(2) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement will cover such additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3) Pursuant to Rule 457(c) and (h)(1) of the Securities Act, the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price are estimated solely for the purpose of calculating the registration fee and are based on (i) for options that have been granted and are outstanding as of the date hereof, the weighted average exercise price of such outstanding options, and (ii) for options that have not been granted as of the date hereof, the average of the bid and asked prices of the Company's Common Stock of $0.475 per share as quoted on the Over-the-Counter Bulletin Board for October 1, 2004. The outstanding options have exercise prices that range from $.49 per share to $1.02 per share.

                                     Part I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

     The information required by Part I of Form S-8 will be sent or given to employees as specified by Rule 428 under the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the "Commission"), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.      Incorporation of Documents by Reference.

     The following documents filed by the Company with the Commission are hereby incorporated by reference into this Registration Statement:

     o the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

     o Amendment No. 1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

     o the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2004 and June 30, 2004;

     o the Company's Current Reports on Form 8-K dated January 20, 2004, March 1, 2004, April 16, 2004, April 30, 2004, June 28, 2004,
          September 8, 2004, September 15, 2004 and October 5, 2004; and

     o the description of Common Stock that is contained in the Company's Current Report on Form 8-K filed with the Commission on October 6, 2004, including any amendment or report filed with the Commission for the purpose of updating such description of Common Stock.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the respective dates of the filing of such documents with the Commission.

Item 4.      Description of Securities.

     Not applicable.

Item 5.      Interests of Named Experts and Counsel.

     Not applicable.

Item 6.      Indemnification of Directors and Officers.

     The Company's certificate of incorporation, as amended, limits the liability of directors to the fullest extent permitted by Delaware law. The effect of these provisions is to eliminate the Company's rights, and the rights of its stockholders, through stockholders' derivative suits on behalf of the Company, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, the Company's directors will be personally liable to the Company and its stockholders for monetary damages if they acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from their actions as directors. In addition, the Company's certificate of incorporation provides that the Company will indemnify its directors and officers to the fullest extent permitted by Delaware law. The Company also maintains directors' and officers' insurance.

Item 7.      Exemption from Registration Claimed.

     Not Applicable.

Item 8.      Exhibits.

Exhibit No.         Description of Exhibit
-----------         ----------------------

4.1 The Company's Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K, filed with the Commission on October 6, 2004)

4.2 The Company's Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 to the Company's Annual Report on Form 10-K for the year ended December 31, 2003 filed on March 30, 2004)

5*                  Opinion of Akin Gump Strauss Hauer & Feld LLP

23.1*               Consent of Akin Gump Strauss  Hauer & Feld LLP  (included in
                    Exhibit 5 hereto)

23.2*               Consent of Singer Lewak Greenbaum & Goldstein LLP

23.3*               Consent of Corbin & Company LLP

24*                 Power of Attorney (included in the signature page hereto)

99.1 The Company's 2004 Stock Incentive Plan (incorporated by reference to Exhibit 10.4 to the Company's Form 10-K for the year ended December 31, 2003 filed on March 30, 2004)

99.2 Stock Option Agreement dated January 15, 2004 between the Company and Kent A. Savage (incorporated by reference to
                    Exhibit 10.6 to the Company's Form 10-K for the year ended December 31, 2003 filed on March 30, 2004)

---------------------
* Filed herewith.

Item 9.      Undertakings.

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on the 7th day of October, 2004.

                                       DIGITAL LIFESTYLES GROUP, INC.


                                       By: /s/ Kent A. Savage
                                           -------------------------------------
                                           Kent A. Savage
                                           Chairman of the Board and
                                           Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Kent A. Savage, Theodore B. Muftic and J. William Wilson as his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Name                             Title                Date
         ----                             -----                ----

/s/ Kent A. Savage               Chairman of the Board         October 7, 2004
--------------------------       and Chief Executive
Kent A. Savage                   Officer
                                 (Principal Executive
                                 Officer)

/s/ Theodore B. Muftic           Vice President and            October 7, 2004
--------------------------       Chief Financial Officer
Theodore B. Muftic               (Principal Financial
                                 and Accounting Officer)


/s/ Troy Carter                  Director                      October 7, 2004
--------------------------
Troy Carter

/s/ Marc B. Crossman             Director                      October 7, 2004
--------------------------
Marc B. Crossman

/s/ Samuel J. Furrow, Jr.       Director                       October 7, 2004
--------------------------
Samuel J. Furrow, Jr.

/s/ Suhail R. Rizvi             Director                       October 7, 2004
--------------------------
Suhail R. Rizvi

                                  EXHIBIT INDEX

Exhibit No.         Description of Exhibit
-----------         ----------------------

4.1 The Company's Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K, filed with the Commission on October 6, 2004)

4.2 The Company's Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 to the Company's Annual Report on Form 10-K for the year ended December 31, 2003 filed on March 30, 2004)

5*                  Opinion of Akin Gump Strauss Hauer & Feld LLP

23.1*               Consent of Akin Gump Strauss  Hauer & Feld LLP  (included in
                    Exhibit 5 hereto)

23.2*               Consent of Singer Lewak Greenbaum & Goldstein LLP

23.3*               Consent of Corbin & Company LLP

24*                 Power of Attorney (included in the signature page hereto)

99.1 The Company's 2004 Stock Incentive Plan (incorporated by reference to Exhibit 10.4 to the Company's Form 10-K for the year ended December 31, 2003 filed on March 30, 2004)

99.2 Stock Option Agreement dated January 15, 2004 between the Company and Kent A. Savage (incorporated by reference to
                    Exhibit 10.6 to the Company's Form 10-K for the year ended December 31, 2003 filed on March 30, 2004)

---------------------
* Filed herewith.